SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 7, 2003

                           RECONDITIONED SYSTEMS, INC.
               (Exact name of registrant as specified in charter)

         Arizona                    0-20924                   86-0576290
(State or other jurisdiction    (Commission File Number)   (IRS Employer
            of incorporation)                              Identification No.)

                     444 West Fairmont, Tempe, Arizona 85282
                    (Address of principal executive offices)

                                  480-968-1772
              (Registrant's telephone number, including area code)

                                       N/A
        (Former name or former address, if changed since last report)


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Item 2.           Acquisition Or Disposition Of Assets.

Effective May 1, 2003, Reconditioned Systems, Inc., an Arizona corporation ("RSI") completed its acquisition of Beck Office Systems, Inc., a New Mexico corporation ("Beck"), by means of a merger of Beck with and into RSI Acquisition Sub, Inc., a New Mexico corporation and wholly-owned subsidiary of RSI formed in order to effect the acquisition. The merger was accomplished pursuant to the Agreement and Plan of Merger dated April 24, 2003 and entered into by the respective corporations and certain others and a copy of which was merger filed as an attachment to the articles of merger with the New Mexico State Corporation Commission on April 29, 2003.

Beck specializes in the remanufacturing of modular office furniture originally manufactured by Haworth, Inc. In addition, Beck retails numerous new office furniture lines. Beck was founded by Daniel and Marjorie Beck in 1983 and now employs approximately 60 employees. Beck is headquartered in Albuquerque, New Mexico and also has a sales office in Tucson, Arizona. Included within the assets acquired from Beck are office, showroom, plant and equipment, located in Albuquerque and Tucson. RSI intends to continue to utilize the assets of Beck in the same manner that they were utilized prior to the merger.

In consideration for the merger which is intended to qualify as a tax free reorganization under Section 368 of the Internal Revenue Code, RSI paid $200,000 in cash and 125,000 shares of restricted RSI common stock, 14,000 shares of which shall revert to RSI in the event the post-closing audit of Beck does not confirm a total stockholders' equity of at least $500,000. The cash portion of the merger consideration was funded through borrowings from Scott W. Ryan, the registrant's Chairman of the Board under a note payable dated April 25, 2003. The issuance of RSI common stock was made without general solicitation or advertising pursuant to Section 4(2) of the Securities Act of 1933.

The terms of the merger are fully described in the Agreement and Plan of Merger, which is filed as Exhibits I.

Item 5.  Other Events.

The registrant entered into a Settlement Agreement with the registrant's former independent accountant, Semple & Cooper, LLP ("Semple") regarding the lawsuit against Semple filed in the Superior Court of Arizona, Maricopa Count (Case No. CV2001-013810). The dispute was amicably resolved between the parties and the complaint was dismissed with prejudice.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. RSI will file the financial statements required by Item 7(a) of Form 8-K as soon as practicable, but not later than July 3, 2003.
(b) Pro Forma Financial Information. RSI will file the financial information required by Item 7(b) of Form 8-K as soon as practicable, but not later than July 3, 2003.
(c)      Exhibits:

Exhibit No.                Description

         I Agreement and Plan of Merger dated as of April 29, 2003 by and among Reconditioned Systems, Inc. and all of the outstanding shareholders of Beck Office Systems, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Reconditioned Systems, Inc.

Date:  May 7, 2003                                   /S/ Dirk D. Anderson
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                                                     Dirk D. Anderson
                                                     Chief Executive Officer